Bond, Stock, and Management Right Transfer Contract

This bond, stock, and management right transfer contract (hereinafter referred to as "This Contract") was concluded by the following parties as of June 30, 2021.

1. Transferer

Sewang Co., Ltd.

CEO: Jungshin Kong

D-43 on floor 6 at 602, Youngdongdae-ro, Gangnam-gu, Seoul, Korea (Samsung-dong)

2. Transferee

Hanryu Bank Co., Ltd.

B-dong, Room 1702 at 397 Seochodae-ro, Seocho-gu, Seoul, Korea (Seocho-dong)

3. Relevant company

Marine Island Co., Ltd. (hereinafter referred to as "Relevant Company") with the main office registered and located at 160 (Yeouido-dong) Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Korea

Article 1 Object for Transfer

1.1 Objects for the transfer in this contract are as follows.

A. Rent bond worth KRW 4,871,048,109 and its interest bond transferer has on Seoul Marina Co., Ltd.

B. Bond for claim amount for reimbursement worth KRW 4,610,404,814 and its interest bond transferer has on Seoul Marina Co., Ltd.

C. Bond transfer amount bond worth KRW 4,100,410,000 and its interest bond transferer has on the relevant company

D. Rent bond worth KRW 1,033,970,000 and its interest bond transferer has on the relevant company

E. All the stocks, management rights, and rights and obligations belonging to management rights issued by the relevant company

F. 9,777 ordinary shares issued by Seoul Marina Co., Ltd. and owned by transferer (24.53% of the total issued stocks)

G. Objects currently owned by transferee with sucesssful bid from the 3137 tangible movable assets auction in 2017 from Seoul Southern District Court

1.2 This contract is the "transfer contract on the object," and transferee shall not raise objection on the defects on objects in this article.

Article 1.3 The lien nonexistence confirmation lawsuit in the number 2021Gahap102991 is in progress at Seoul Southern District Courtt in regards of the construction bonds possessed by the relevant company on Seoul Marina Co., Ltd. If the judgment is confirmed as the relevant company loses on the case, the effectiveness of this contract shall follow the Article 5.3 of this contract.

Article 2 Transfer Amount

2.1 Transfer Amount

Transfer amount in this case is KRW 3,500,000,000, and shall be paid in case or virtual assets.

2.2 Payment of Transfer Amount

A. Transferee shall pay for the KRW 1,200,000,000 to the transferer in cash until July 6, 2021.

B. Transferee shall pay for the virtual assets developed by the transferee in the amount relevant to KRW 2,300,000,000 as a balance to pay for the balance calculated after deducting the cash amount in the paragraph A. until July 2, 2021.

C. As for the previous paragraph, the value of virtual asset shall be converted based on the face price (or scheduled face price) issued in the beginning of listing for the payment. In case of shortage in the payment from outstanding balance when converting them in cash through listing in Korea or abroad, transferee shall additionally pay for the shortage in cash or virtual assets.

D. If it is not possible to convert the assets to cash including the case where virtual assets paid by the transferee to the transferer by failing to be listed in domestic or foreign exchange until December 30, 2021, transferee shall pay for the relevant amount in cash or marketable securities.

2.3 Take-Over of Liabilities from the Relevant Company

Assets and liabilities of the relevant company as of the date when concluding this contract are indicated in the current status of assets and liabilities in the appendix 1. As shown in the list from the appendix 1, transferee shall take the assets and liabilities confirmed as of the date of concluding this contract at their cost.

Article 4 End of Transactions

4.1 When transferee pays for the entire transfer amount in the Article 2.2, transferer shall immediately notifies Haejin Chung of the termination of bond, stock, and management right transfer contract concluded on April 17, 2018, after July 17, 2021, and performs all the procedures needed to proceed with the transfer in the Article 1 including the notice of transferring the bonds or title transfer of stocks within 5 business days from when Haejin Chung receives the aforementioned notice.

4.2 Transferer shall hold the temporary meeting of shareholders to appoint directors designated by the transferee, and exercise voting rights for a party designated by the transferee to be appointed as the board member of the company to transfer management rights of the relevant company.

Article 5 Compensation of Damage and Penalty

5.1 If parties in this contract violate each provision in this contract, the counter-party may terminate this contract or seek for the restoration, and the violating party shall compensate KRW 350,000,000 as penalty in separation from the compensation of damage.

5.2 In spite of the Article 5.1, if the contract is not properly terminated or cancelled including the payment of balance in this contract by Haejin Chung in regards of the bond, stock, and management right transfer contract concluded on April 17, 2018, by the transferer and Haejin Chung, such circumstance shall not constitute the attributable causes of the transferer, and this contract shall be automatically terminated.

5.3 In spite of the Article 5.1, if the relevant company loses on the case with confirmed judgment in the lien non-existence confirmation lawsuit in the number 2020Gahap 102991 in Seoul Southern District Court issued by Optimus Asset Management to the relevant company, such circumstance shall not constitute attributable causes to the transferer, and the transferee may terminate this contract within a month from when the judgment is confirmed.

5.4 When this contract is terminated to restore the conditions, if the liability amount of the relevant company at the time of restoration exceeds the liability amount in the appendix 1, the transferer shall refund the balance deducted with the exceeding amount. Furthermore, they shall only refund the balance calculated by deducting KRW 25,000,000 borrowed by the transferee every month while running the relevant company.

5.5 There shall not be objection on the defects on the rights or objects of objects for the transfer in this case. At the same time, this contract shall not be terminated or cancelled due to the defects on the rights or objects.

Article 6 Others

6.1 Limit of Transferring Rights in the Contract

Positions of each party in this contract shall not be transferred to a third party without the consent from the other party in advance.

6.2 Notice and Non-Disclosure

Parties and advisories (laws, accounting, and finance, etc.) shall not announce matters related to the conclusion or implementation of this contract as well as the business from this contract to a third party without consent from the other party. However, it is of an exception when required to announce them to obey the laws.

6.3 Proper Law

Laws in South Korea shall be applied on the rights or obligations of parties from this contract, and interpreted according to laws in South Korea. However, what is not regulated in this contract shall follow regulations and customs in commercial laws.

6.4 Resolution of Conflict

Resolution of all the disputes occurring from or with this contract shall be determined by the causes attributable to the transferer and the transferee, and also based on the lawsuit procedures with Seoul Central District Court as the competent court for the first trial.

In order to prove the conclusion of this contract, 2 copies of this contract shall be prepared and signed by the transferer and the transferee that keeps one copy of them, respectively.

Transferer

Sewang Co., Ltd.

CEO: Jungshin Kong

D-43 on floor 6 at 602 Youngdongdae-ro, Gangnam-gu, Seoul, Korea (Samsung-dong)

Trasnferee

Hanryu Bank Co., Ltd.

Room 1702 at 397 Seochodae-ro, Seocho-gu, Seoul, Korea (Seocho-dong, Boutique Monaco)

CEO: Munjong Kang

Seal Certificate

Corporate registration number: 110111-3409136



Company name: Sewang Co., Ltd.
Main office: D-43 on floor 6 at 602 Youngdongdae-ro, Gangnam-gu, Seoul, Korea (Samsung-dong)

CEO: Jungshin Kong
(560403-2228316)

Registry office: Registry office at Seoul Central District Court/ Issuing registry: Registry office at Seoul Central District Court

May 31, 2021

Court Administrative Department, Central Registered Information Management Office,

Computer operating system manager 

Receipt of the commission 1,000

1. It is available to confirm by checking the barcode at the bottom of this document with scanner or enter issuance confirmation number in the issuance confirmation menu of seal certificate from Internet Registry (http://ww.iros.go.kr) to confirm falsification or forgery.
2. When applying the text message service including the issuance of corporate seal certificate, it is available to have a notice of issuance via text message with cell phone (available to apply at registry office in the nation or Internet registry).

채권, 주식 및 경영권 양수도계약서

본 채권, 주식 및 경영권 양수도계약(이하 "본 계약"이라 한다)은 2021 년 6 월 30 일자로 다음 당사자들 사이에서 체결되었다.

1. 양도인

주식회사 세왕

대표이사 공정신

서울 강남구 영동대로 602, 6 층 디 43 (삼성동)

2. 양수인

한류뱅크 주식회사

서울 서초구 서초대로 397, 비동 1702 호 (서초동)

3. 대상회사

서울 영등포구 여의서로 160(여의도동)에 등기된 본점을 두고 있는 주식회사 마린아일랜드(이하 "대상회사"라 한다)

제 1 조 양수도 대상

1.1 본 계약에 따른 양수도 대상은 다음 각호와 같다.

가. 양도인이 주식회사 서울마리나에 대하여 갖고 있는 대여금 채권 ₩4,871,048,109 원 및 그에 대한 이자채권

나. 양도인이 주식회사 서울마리나에 대하여 갖고 있는 구상금 채권 ₩4,610,404,814 원 및 그에 대한 이자채권

다. 양도인이 대상회사에 대하여 갖고 있는 채권양수도 대금 채권 ₩4,100,410,000 원 및 그에 대한 이자채권

라. 양도인이 대상회사에 대하여 갖고 있는 대여금 채권 ₩1,033,970,000 원 및 그에 대한 이자 채권

마. 대상회사가 발행한 주식, 경영권 및 경영권에 종속되는 일체의 권리와 의무

바. 양도인이 갖고 있는 주식회사 서울마리나가 발행한 보통주 9,777 주(발행주식 총수의 24.53%)

사. 서울남부지방법원 2017 본 3137 유체동산 경매 사건에서 양수인이 낙찰 받아 현재 소유하고 있는 물건

1.2 본 계약은 "있는 그대로의 대상에 대한 양수도계약" 이며, 양수인은 본조의 양수도 대상의 하자에 대해서는 다투지 아니하기로 한다.

1.3 대상회사가 주식회사 서울마리나에 대하여 보유하고 있는 공사대금 채권과 관련하여 서울남부지방법원 2020 가합 102991 호로 유치권부존재확인소송이 진행 중이며, 대상회사가 패소하여 그 판결이 확정되는 경우 본 계약의 효력과 관련하여서는 제 5.3 조에 따르기로 한다.

제 2 조 양수도대금

2.1 양수도대금

본건 양수도대금은 금 삼십오억원 (₩3,500,000,000)으로 하며, 현금 및/또는 가상자산으로 지급 한다.

2.2 양수도대금의 지급

가. 양수인은 2021 년 7 월 6 일까지 양도인에게 현금 일십이억원(₩1,200,000,000)을 지급하기로 한다.

나. 양수인은 2021 년 7 월 2 일까지 양수도 대금 중 가항의 현금을 뺀 나머지 잔금 지급을 위하여 잔금 이십삼억원(₩2,300,000,000)에 상당하는 양수인이 개발한 가상자산을 지급하기로 한다.

다. 전항의 경우, 가상자산의 가치는 상장 초기 발행 액면가(혹은 액면 예정가)를 기준으로 환산하여 지급하기로 하며, 국내 또는 국외 상장을 통한 현금화시 미지급 잔금에 미달하여 부족분이 발생하는 경우, 양수인은 그 부족분을 추가로 양도인에게 현금 또는 가상자산으로 지급하기로 한다.

라. 양수인이 양도인에게 지급한 가상자산이 2021 년 12 월 30 일까지 국내 또는 국외 거래소에 상장이 되지 않는 등 현금화가 불가능한 경우, 양수인은 그로부터 1 개월 이내에 현금 또는 유가증권으로 지급하기로 한다.

2.3 대상회사 부채의 인수

본 계약 체결일 현재 대상회사의 자산과 부채는 별첨 1. 자산 및 부채 현황에 기재된 바와 같으며, 별첨 1. 기재와 같이 본 계약 체결일 현재 확정된 자산 및 부채는 양수인의 부담으로 인수하기로 한다.

제 4 조 거래 종결

4.1. 양수인이 제 2.2 조의 양수도대금을 전부 지급하는 경우, 양도인은 2021 년 7 월 17 일이 경과한 후 지체없이 정해진에게 2018 년 4 월 17 일 체결한 채권, 주식 및 경영권양수도 계약의 해제를 통보하고, 정해진이 계약해제를 통보받은 날로부터 5 영업일 이내에 채권 양도 통지, 주식 명의개서 등 제 1 조 양수도 대상의 이행을 위해 필요한 모든 절차를 이행하여야 한다.

4.2. 양도인은 양수인이 지정하는 이사 선임을 위한 임시주주총회를 개최하고, 대상회사의 경영권 이전을 위하여 양수인이 지정하는 자가 회사의 이사로 선임될 수 있도록 의결권을 행사하도록 하여야 한다.

제 5 조 손해배상 및 위약벌

5.1. 본 계약의 각 당사자가 본 계약의 각 조항을 위반하는 경우, 그 상대방은 본 계약의 해지 및 원상회복을 구할 수 있으며, 손해배상과는 별도로 위약벌로 금 삼억오천만원(₩350,000,000)을 배상하기로 한다.

5.2. 제 5.1 조에도 불구하고, 양도인과 정해진이 2018 년 4 월 17 일 체결한 채권, 주식 및 경영권양수도 계약과 관련하여, 정해진이 이 계약에 따른 잔금을 지급하는 등 적법한 계약 해제 또는 해지가 이루어지지 아니하는 경우, 이러한 사정은 양도인의 귀책사유를 구성하지 아니하며, 본 계약은 자동 해지되는 것으로 한다.

5.3 제 5.1 조에도 불구하고, 옵티머스자산운용 주식회사가 대상회사를 상대로 서울남부지방법원 2020 가합 102991 호로 제기한 유치권부존재확인소송에서 대상회사가 패소 판결을 받고 그 판결이 확정되는 경우, 이러한 사정은 양도인의

귀책사유를 구성하지 아니하며, 양수인은 판결이 확정된 날로부터 1 개월 이내에 본 계약을 해지할 수 있다.

5.4. 본 계약이 해지되어 원상회복하는 경우, 원상회복 시점의 대상회사의 부채금액이 별첨 1. 기재 부채금액을 초과하는 경우 양도인은 그 초과하는 금액을 공제한 잔액만을 반환하기로 한다. 아울러 양수인이 대상회사를 운영한 기간 동안 매월 이천오백만원(₩25,000,000)의 차임을 계산하여 그 합계액을 공제한 잔액만을 반환하기로 한다.

5.5. 본건 양수도 대상의 권리의 하자 또는 물건의 하자는 다툴 수 없으며, 권리의 하자 또는 물건의 하자를 이유로는 본 계약을 해제 또는 해지할 수 없다.

제 6 조 기타

6.1 계약상 권리의 양도제한

본 계약상의 각 당사자의 지위는 상대방의 사전 동의 없이 제 3 자에게 양도할 수 없다.

6.2 공표 및 비밀유지

당사자들 및 자문인들(법률,회계,재무 등)은 본 계약에 따른 거래 또는 기타 본 계약의 체결 및 이행과 관련된 사항에 대해 상호 사전동의 없이 제 3 자에게 공표하지 않는다. 단, 법령의 준수를 위해 공표해야 할 경우는 예외로 한다.

6.3 준거법

본 계약 및 본 계약에 따른 당사자들의 권리 · 의무에 대하여는 대한민국의 법률이 적용되고, 대한민국의 법률에 따라 해석된다. 단, 본 계약서에 규정하지 아니한 사항은 상법의 규정과 상관례를 준용한다.

6.4 분쟁의 해결

본 계약으로 인하여 또는 본 계약과 관련하여 발생하는 모든 분쟁의 해결은 양도인과 양수인의 귀책에 따라 각각 정하되, 서울중앙지방법원을 제 1 심 전속 관할 법원으로 하는 소송절차에 의한다.

이 계약서의 성립을 증명하기 위하여 계약서 2 통을 작성하고 양도인들과 양수인이 기명으로 날인한 후 각 1 통씩 보관하기로 한다.

<u>양도인</u>

주식회사 세왕

대표이사 공 정 신 (인)

서울 강남구 영동대로 602, 6 층 디 43 (삼성동)

<u>양수인</u>

한류뱅크 주식회사

서울 서초구 서초대로 397, 1702 호 (서초동, 부띠크 모나코)

대표이사 강 문 중 (인)

인 감 증 명 서

법인등록번호 : 110111-3409136



상 호 : 주식회사 세왕 (SEWANG CO.,LTD.)

본 점 : 서울특별시 강남구 영동대로 602, 6층 디43(삼성동)

대표이사 공정신

(560403-2228316)

관할등기소 : 서울중앙지방법원 등기국 / 발행등기소 : 서울중앙지방법원 등기국

이 인감은 등기소(과)에 제출되어 있는 인감과 틀림없음을 증명합니다.

2021년 05월 31일

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수수료 1,000원 영수함.

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